Exhibit 99-1

NewLake Capital Partners Reports Fourth Quarter and Full-Year 2025 Financial Results;
Declared First Quarter 2026 Common Stock Dividend of $0.43 per Share

Fourth Quarter 2025 Revenue totaled $12.3 Million
Full Year 2025 Revenue totaled $51.1 Million
Fourth Quarter 2025 Net Income Attributable to Common Stockholders totaled $6.0 Million, Funds From Operations totaled $10.0 Million, and Adjusted Funds From Operations totaled $10.6 Million
Full Year 2025 Net Income Attributable to Common Stockholders totaled $26.3 Million, Funds From Operations totaled $42.3 Million, and Adjusted Funds From Operations totaled $43.8 Million

Conference Call and Webcast Scheduled for March 6, 2026 at 11 a.m. Eastern Time

New Canaan, CT, March 5, 2026 — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the fourth quarter and full year ended December 31, 2025, and declared its first quarter 2026 cash dividend.

“Our fourth quarter results were in line with expectations, delivering AFFO of $0.51 per share and an AFFO payout ratio of 85%. Notably, our full‑year performance exceeded 2024 levels, which is a meaningful accomplishment given the continued tenant dislocations across the industry,” said Anthony Coniglio, NewLake’s President and Chief Executive Officer. “As we look ahead to 2026, we are pleased to declare our first‑quarter dividend of $0.43 per share. Our team remains focused on disciplined portfolio management, advancing re‑tenanting initiatives, and sourcing high‑quality investment opportunities to drive long‑term value for our shareholders.”

Fourth Quarter 2025 Financial Highlights

•Total revenue of $12.3 million.
•Net income attributable to common stockholders totaled $6.0 million, or $0.29 per share of common stock.
•Funds From Operations(1) (“FFO”) totaled $10.0 million or $0.48 per share of common stock.
•Adjusted Funds From Operations(1) (“AFFO”) totaled $10.6 million or $0.51 per share of common stock.
•Declared a fourth quarter dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per common share.

Full Year 2025 Financial Highlights

•Total revenue of $51.1 million.
•Net income attributable to common stockholders totaled $26.3 million or $1.28 per share of common stock.
•FFO(1) totaled $42.3 million or $2.02 per share of common stock.
•AFFO(1) totaled $43.8 million or $2.09 per share of common stock.
•For the twelve months ended December 31, 2025, the Company declared dividends of $1.72 per share of common stock.

Full Year 2025 Operational Highlights and Recent Developments

•During the year ended December 31, 2025, the Company purchased two dispensaries in Ohio for approximately $0.8 million and committed to fund approximately $1.1 million of improvements, of which the Company funded approximately $0.7 million as of December 31, 2025. The properties were leased to an existing tenant.
•During the year ended December 31, 2025, the Company completed a like-kind exchange involving the transfer of its dispensary located in Mokena, IL for a dispensary located in Brookville, PA.
•On March 4, 2026, the Company’s board of directors declared a first quarter 2026 dividend of $0.43 per share of common stock.

Balance Sheet Highlights as of December 31, 2025:

•Cash and cash equivalents as of December 31, 2025 were $23.9 million, with approximately $0.4 million committed to fund improvements at an existing dispensary in Ohio.
•Total liquidity of $106.3 million, consisting of cash and cash equivalents and availability under the Company’s Revolving Credit Facility.
•Gross real estate assets of $432.9 million, including one property classified as Real Estate Held for Sale.
•1.6% debt to total gross assets and a debt service coverage ratio of approximately 77.9x.
•No debt maturities until May 2027.

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(1) FFO and AFFO are presented on a dilutive basis.

Financial Results

The following table summarizes the Company's financial results for the three and twelve months ended December 31, 2025 (dollars in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$12,343	12,514	$51,071	50,131

Net Income Attributable to Common Stockholders	$6,036	$6,029	$26,318	$26,115
Net Income Attributable to Common Stockholders Per Share - Diluted	$0.29	$0.29	$1.28	$1.27

FFO Attributable to Common Stockholders - Diluted	$10,020	$9,922	$42,305	$41,278
FFO Per Share – Diluted	$0.48	$0.47	$2.02	$1.97

AFFO Attributable to Common Stockholders - Diluted	$10,624	$10,949	$43,823	$43,689
AFFO Per Share – Diluted	$0.51	$0.52	$2.09	$2.08

For the three months ended December 31, 2025, the Company generated total revenue of approximately $12.3 million, a modest decline of 1.4% compared to $12.5 million for the same period in 2024. This decrease was primarily driven by vacancies at two properties previously leased to AYR Wellness, Inc. (“AYR”) and one property previously leased to Revolutionary Clinics, Inc. During the fourth quarter of 2025, the Company applied the remaining AYR security deposits of approximately $408 thousand to rent, to partially offset unpaid amounts. The impact of these vacancies, which resulted in lower rental income and additional property carrying costs, also contributed to a 3.0% decline in AFFO for the quarter compared to the same period in the prior year.

For the year ended December 31, 2025, the Company generated total revenue of approximately $51.1 million, a modest increase of 1.9% compared to $50.1 million for the same period in 2024. The increase was primarily driven by income from 2025 acquisitions, a full year of rent from properties acquired in 2024, rent generated from funded improvement allowances, annual contractual rent escalations and the timing of reimbursable revenue, partially offset by the impact of vacancies. Together, these revenue drivers, partially offset by the impact of vacancies, also contributed to a modest 0.3% increase in AFFO for the year ended December 31, 2025.
2025 Investment Activity

Acquisitions

The following table presents the Company's investment activity for the twelve months ended December 31, 2025 (dollars in thousands):

Tenant		Market	Site Type	Closing Date	Acquisition
Cresco Labs		Ohio	Dispensary	February 19, 2025	$285
Cresco Labs		Ohio	Dispensary	April 25, 2025	500
Curaleaf	(1)	Pennsylvania	Dispensary	June 12, 2025	950
Total					$1,735
(1) This dispensary was acquired through a like-kind exchange and was recorded at its fair value.

Real Estate Commitments
Improvement Allowances

The following table presents the funded and remaining unfunded commitments for the twelve months ended December 31, 2025 (dollars in thousands):

Tenant	Market	Site Type	Closing Date	Funded Commitments	Unfunded Commitments
Cresco Labs	Ohio	Dispensary	February 19, 2025	$705	$—
Cresco Labs	Ohio	Dispensary	April 25, 2025	—	375
Total				$705	$375
Portfolio and Tenant Updates
Hartford, CT Cultivation Facility
In October 2025, the Company amended its lease agreements with C3 Industries (“C3”). Under the amended Hartford, CT lease, the Company agreed to pursue a sale of the Hartford, CT property, and in connection with that agreement, C3 is required to reimburse the Company for any shortfall if the sale proceeds are less than the Company’s investment basis. Conversely, if sale proceeds exceed the Company’s basis, a portion of the excess will be paid to C3 as reimbursement for their investment in the property. C3 will continue to pay monthly base rent through the sale date. Upon completion of the sale, a portion of the rent previously allocated to the Hartford, CT property will be reallocated to the Missouri lease, to compensate the Company for a portion of the income no longer received from the Hartford, CT property. C3 will continue to pay incremental rent under the Missouri lease until the Company invests in new properties with C3 pursuant to its right of first refusal agreement. In November 2025, the Company entered into an agreement with a broker to market the Hartford, CT property for sale.

Financing Activity

Revolving Credit Facility

As of December 31, 2025, the Company had $7.6 million in borrowings outstanding under its Revolving Credit Facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The Revolving Credit Facility bears interest at a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%. As of December 31, 2025, the interest rate was 7.75%.

As of December 31, 2025, the Company was in compliance with the covenants under the agreement.

Dividend

On December 15, 2025, the Company’s board of directors declared a fourth quarter 2025 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on January 15, 2026 to stockholders of record at the close of business on December 31, 2025 and represents an AFFO payout ratio of 85%.

For the year ended December 31, 2025, the Company’s board of directors declared an aggregate cash dividends of $1.72 per share of common stock and represents an annual AFFO payout ratio of 82%. The dividend has grown 79% since the Company’s initial public offering in 2021.

On March 4, 2026, the Company’s board of directors declared a first quarter 2026 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend is payable on April 15, 2026 to stockholders of record at the close of business on March 31, 2026.

Recent Development

The Cannabist Company (“Cannabist”) is currently operating under a forbearance agreement with its senior noteholders, which has been extended through March 6, 2026. As of the date of this release, the Cannabist remains in compliance with all material terms of its lease agreement with the Company. The Company continues to monitor the situation. Refer to our Form 10-K for details.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on March 6, 2026 to discuss its fourth quarter and full year 2025 financial results and answer questions about the Company's operational and financial highlights.

Event:	NewLake Capital Partners Inc. Fourth Quarter and Full Year 2025 Earnings Call
Date:	Friday, March 6, 2026
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until March 20, 2026 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13758166.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. As of December 31, 2025, NewLake owns a portfolio of 34 properties comprised of 15 cultivation facilities and 19 dispensaries that are primarily leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “ongoing,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, tenant performance, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
NewLake@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets:

Real Estate
Land	$22,903	$22,891
Building and Improvements	404,983	408,552
Total Real Estate	427,886	431,443
Less Accumulated Depreciation	(57,916)	(44,709)
Net Real Estate	369,970	386,734
Real Estate Held for Sale	4,802	-
Cash and Cash Equivalents	23,937	20,213
In-Place Lease Intangible Assets, net	15,710	17,794
Loan Receivable, net (current expected credit loss $71 and $116, respectively)	4,929	4,884
Other Assets	1,481	1,911
Total Assets	$420,829	$431,536

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$1,307	$1,515
Revolving Credit Facility	7,600	7,600
Dividends and Distributions Payable	9,169	9,246
Security Deposits	6,728	8,117
Rent Received in Advance	1,013	684
Other Liabilities	324	402
Total Liabilities	26,141	27,564

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	-	-
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,552,632 and 20,514,583 Shares Issued and Outstanding, respectively	205	205
Additional Paid-In Capital	447,185	446,627
Accumulated Deficit	(59,449)	(50,067)

Total Stockholders' Equity	387,941	396,765

Noncontrolling Interests	6,747	7,207

Total Equity	394,688	403,972

Total Liabilities and Equity	$420,829	$431,536

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Rental Income	$12,052	$12,270	$49,537	$48,926
Interest Income from Loans	137	134	545	533
Fees and Reimbursables	154	110	989	672
Total Revenue	12,343	12,514	51,071	50,131

Expenses:

Reimbursable Property Expenses	98	60	811	239
Property Carrying Costs	229	—	379	—
Depreciation and Amortization Expense	3,886	3,792	15,520	14,713
General and Administrative Expenses:
Compensation Expense	960	1,120	3,768	4,675
Professional Fees	287	387	1,424	1,506
Other General and Administrative Expenses	616	427	1,929	1,733
Total General and Administrative Expenses	1,863	1,934	7,121	7,914
Total Expenses	6,076	5,786	23,831	22,866

Loss on Sale of Real Estate	—	—	(34)	—
Provision for Current Expected Credit Loss	11	13	45	51
Impairment Loss on Warrants	—	(522)	—	(522)
Income From Operations	6,278	6,219	27,251	26,794

Other Income (Expense):
Other Income	83	92	357	354
Interest Expense	(223)	(177)	(839)	(565)
Total Other Income (Expense)	(140)	(85)	(482)	(211)

Net Income	6,138	6,134	26,769	26,583

Net Income Attributable to Noncontrolling Interests	(102)	(105)	(451)	(468)

Net Income Attributable to Common Stockholders	$6,036	$6,029	$26,318	$26,115

Net Income Attributable to Common Stockholders Per Share - Basic	$0.29	$0.29	$1.28	$1.27

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.29	$0.29	$1.28	$1.27

Weighted Average Shares of Common Stock Outstanding - Basic	20,629,734	20,580,337	20,617,807	20,564,179

Weighted Average Shares of Common Stock Outstanding - Diluted	21,021,427	20,984,471	20,991,540	20,963,532

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit losses. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and twelve months ended December 31, 2025 and 2024 (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net Income Attributable to Common Stockholders	$6,036	$6,029	$26,318	$26,115
Net Income Attributable to Noncontrolling Interests	102	105	451	468
Net Income	6,138	6,134	26,769	26,583

Adjustments:
Real Estate Depreciation and Amortization	3,882	3,788	15,502	14,695
Loss on Sale of Real Estate	—	—	34	—
FFO Attributable to Common Stockholders - Diluted	10,020	9,922	42,305	41,278
Impairment Loss on Warrants	—	522	—	522
Non-cash Write-off of Deferred Offering Costs	233	—	233	—
Provision for current expected credit loss	(11)	(13)	(45)	(51)
Stock-Based Compensation	316	452	1,066	1,674
Non-Cash Interest Expense	67	67	269	269
Amortization of Straight-Line Rent Expense	(1)	(1)	(5)	(3)
AFFO Attributable to Common Stockholders - Diluted	$10,624	$10,949	$43,823	$43,689

FFO per share - Diluted	$0.48	$0.47	$2.02	$1.97

AFFO per share - Diluted	$0.51	$0.52	$2.09	$2.08